EXHIBIT 99.1

FOR IMMEDIATE RELEASE

DYCOM INDUSTRIES, INC. TO ACQUIRE ARGUSS COMMUNICATIONS, INC.

     PALM BEACH GARDENS, FLORIDA and ROCKVILLE, MARYLAND (January 7, 2002) — DYCOM INDUSTRIES, INC. (NYSE: DY) and ARGUSS COMMUNICATIONS, INC. (NYSE: ACX) announced today that they have signed a definitive merger agreement pursuant to which Dycom will acquire all the outstanding shares of Arguss in a stock-for-stock transaction. In the transaction, each outstanding share of Arguss common stock will be exchanged for 0.3333 shares of Dycom common stock.

     Based upon the closing price of Dycom common stock of $17.30 on January 4, 2002, the value of the consideration to be received by stockholders of Arguss is approximately $5.77 per share of Arguss common stock or $83.7 million in the aggregate. In addition, Dycom will assume approximately $65 million of Arguss' outstanding net debt resulting in a total transaction value in excess of $148 million. The implied value represents a premium of approximately 30.5% to the closing price of Arguss common stock on January 4, 2002.

     Under the terms of the merger agreement, a newly formed, wholly owned subsidiary of Dycom will commence an exchange offer in which it will offer 0.3333 of a share of Dycom common stock for each outstanding share of Arguss common stock. The exchange offer will be followed by a merger in which Dycom would acquire, at the same exchange ratio, the remaining shares of Arguss common stock not previously acquired in the exchange offer. The exchange offer is expected to commence as soon as practicable after the filing of required documents with the U.S. Securities and Exchange Commission.

     “Dycom’s acquisition of Arguss strategically strengthens our customer base, geographic scope, and technical service capabilities,” said Steven E. Nielsen, Chairman and Chief Executive Officer of Dycom. “It significantly enhances our broadband construction and design service offerings just as recent industry developments indicate new potential opportunities. Together our combined scale will enable us to better serve our customers while also generating opportunities for cost synergies.”

     Rainer H. Bosselmann, Chairman and Chief Executive Officer of Arguss, said, “We believe this transaction is an excellent fit for both companies, both strategically and operationally. Dycom has demonstrated an outstanding track record in the industry, and the combination offers our stockholders an excellent opportunity for future growth.”

     The transaction is expected to qualify as a “tax-free” reorganization for federal income tax purposes. The offer is subject to the satisfaction of customary conditions, including the tender for exchange of at least a majority of Arguss’ outstanding shares and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The offer is also subject to the lenders under Arguss’ syndicated credit agreement agreeing to extend their forbearance agreement until the consummation of the merger.

     In connection with the merger agreement, Dycom has entered into a stockholders’ agreement with Mr. Bosselmann and certain other directors and executive officers of Arguss pursuant to which they have agreed to tender their shares into the offer, vote in favor of the merger and against any competing transaction and grant an irrevocable proxy to Dycom.

     Merrill Lynch & Co. and Banc of America Securities LLC are acting as financial advisors to Dycom and Shearman & Sterling is its outside legal counsel. Allen & Company Incorporated is acting as financial advisor to Arguss and Gibson, Dunn & Crutcher LLP is its outside legal counsel.

     Dycom will discuss this transaction in a conference call with investors beginning at 4:30 PM Eastern Standard Time on Monday, January 7, 2002. To participate in this conference call in the United States call 1-800-230-1085 and internationally call (612)-288-0318 and ask for the “Dycom acquisition” conference call.

     Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, Dycom provides similar services related to the installation of integrated voice, data and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

     Arguss conducts its operations through its wholly owned subsidiaries - Arguss Communications Group, Inc. and Conceptronic, Inc. Arguss Communications Group designs, constructs, reconstructs, maintains and repairs telecommunication systems and provides aerial, underground and premise construction services and splicing of both fiber optic and coaxial cable to major telecommunication customers. Conceptronic manufactures and sells highly advanced, computer-controlled capital equipment used in the SMT circuit assembly industry.

FORWARD LOOKING STATEMENTS:

     This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include, but are not limited to, statements concerning the financial condition, results of operations and businesses of Dycom and Arguss and the benefits expected to result from the contemplated transaction, are based on management’s current expectation and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

     Factors that could cause or contribute to such differences include, but are not limited to, the risk that the conditions relating to the required minimum tender of shares, the approval by the Arguss shareholders of the subsequent merger (if that approval is necessary) or regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of Dycom and Arguss, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the most recent reports on Form 10-Q, most recent reports on Form 10-K and other periodic reports filed by Dycom and Arguss with the Securities and Exchange Commission.

ADDITIONAL INFORMATION:

     Dycom intends to file a Registration Statement on Form S-4 and Schedule TO, and Arguss plans to file a Solicitation/Recommendation Statement on Schedule 14D-9, with the U.S. Securities and Exchange Commission in connection with the transaction. Dycom and Arguss expect to mail a Prospectus, which is part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials, to stockholders of Arguss. These documents contain important information about the transaction. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the Commission at www.sec.gov. Free copies of these documents may also be obtained from Dycom, by directing a request to Dycom Industries, Inc., 4440 PGA Boulevard, Palm Beach Gardens, Florida 33410, (561) 627-7171, or from Arguss, by directing a request to Arguss Communications, Inc., One Church Street, Suite 302, Rockville, Maryland 20850, (301) 315-0027.

     In addition to the Registration Statement, Schedule TO, Prospectus and Schedule 14D-9, Dycom and Arguss file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Dycom or Arguss at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 800-SEC-0330 for further information on the public reference rooms. Dycom’s and Arguss’ filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at www.sec.gov.

Contacts:

Dycom Industries, Inc.
Palm Beach Gardens, FL
Steven E. Nielsen
Richard L. Dunn
(561) 627-7171

Arguss Communications, Inc.
Rockville, MD
Rainer H. Bosselmann
H. Haywood Miller, III
(301) 315-0027

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